Exhibit 23.5
CONSENT OF DEGOLYER AND MACNAUGHTON

DEGOLYER AND MACNAUGHTON
5001 SPRING VALLEY ROAD
SUITE 800 EAST
DALLAS, TEXAS 75244

July 31, 2009

Ecopetrol S.A.
Carrera 7 No. 37 - 69
Bogota
Republic of Colombia

Ladies and Gentlemen:

We hereby consent to the references to DeGolyer and MacNaughton, as set forth in the Ecopetrol S.A. Registration Statement on Form F-4, filed with the United States Securities and Exchange Commission on July 31, 2009, under the headings “Exploration and Production Reserves,” and “Experts.”

Very truly yours, /s/ DeGolyer and MacNaughton DEGOLYER and MACNAUGHTON